                                                                    EXHIBIT 10.3

                               EIGHTH AMENDMENT TO
                       AMENDED AND RESTATED LOAN AGREEMENT

     This EIGHTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT dated as of January 14, 2004 (this "Amendment"), by and among (a) METALLURG, INC., a Delaware corporation having its principal place of business at 6 East 43rd Street, New York, New York 10017 ("MI"), SHIELDALLOY METALLURGICAL CORPORATION, a Delaware corporation having its principal place of business at 12 West Boulevard, Newfield, New Jersey 08344 ("SMC") and METALLURG INTERNATIONAL RESOURCES, LLC, a Delaware limited liability company having its principal place of business at 6 East 43rd Street, New York, New York 10017 ("MIR" and together with MI and SMC, the "Borrowers"), (b) METALLURG SERVICES, INC., a New York corporation having its principal place of business at 6 East 43rd Street, New York, New York 10017 ("MSI"), MIR (CHINA), INC., a Delaware corporation having its principal place of business at 6 East 43rd Street, New York, New York 10017 ("MIR China"), METALLURG HOLDINGS CORPORATION, a New York corporation having its principal place of business at 6 East 43rd Street, New York, New York 10017 ("MHC"), and METALLURG (CANADA) LTEE./METALLURG (CANADA) LTD., a corporation organized under the laws of Quebec ("MCL", and collectively with MHC, MSI and MIR China, the "Guarantors"), (c) FLEET NATIONAL BANK (formerly known as BankBoston, N.A.), a national banking association, as agent (in such capacity the "Agent") for itself and the other financial institutions from time to time parties to the Loan Agreement referred to below (collectively, the "Banks"); and
(d) the Banks, amends certain provisions of the Amended and Restated Loan Agreement dated as of October 29, 1999, by and among the Borrowers, the Guarantors, the Agent and the Banks (as amended by that certain First Amendment thereto, dated as of October 11, 2000, that certain Second Amendment thereto, dated as of November 3, 2000, that certain Third Amendment thereto, dated as of July 2, 2001, that certain Fourth Amendment thereto, dated as of December 13, 2001, that certain Fifth Amendment thereto, dated as of December 20, 2002, that certain Sixth Amendment thereto, dated as of January 30, 2003, and that certain Seventh Amendment thereto, dated as of October 1, 2003, the "Loan Agreement").

     WHEREAS, the Borrowers and the Guarantors have notified the Agent and the Banks that on January 15, 2004, M Holdings owes payments of interest on the Parent Notes in the amount of (1) One Million Four Hundred Ninety-Three Thousand Nine Hundred Eighty-One Dollars and 25/100 Cents ($1,493,981.25) (the "Third Party Interest Payment") to a group of holders of Parent Notes unrelated to the Borrowers and the Guarantors (the "Third Parties"), (2) One Million Seventy-Seven Thousand Three Hundred Seventy-Five Dollars and 00/100 Cents ($1,077,375.00) (the "Safeguard Interest Payment") to an entity controlled by Safeguard International Fund LP ("Safeguard"), and (3) Five Million One Hundred Forty-Two Thousand Three Hundred Ninety-Three Thousand Dollars and 00/100 Cents ($5,142,393.00) (the "MI Interest Payment" and together with the Safeguard Interest Payment, the "Affiliate Interest Payments") to MI;

     WHEREAS, the Borrowers and the Guarantors have notified the Agent and the Banks that MI desires to make a loan to M Holdings in the form of a demand promissory note in an original principal amount equal to the Third Party Interest Payment to provide M Holdings with funds sufficient to make the Third Party Interest Payment to the Third Parties (the "M Holdings Note Transaction");

     WHEREAS, the Borrowers and the Guarantors have notified the Agent and the Banks that SMC desires to purchase raw materials consisting of "Mexican Residues" for use in SMC's plant in Cambridge, Ohio and that such purchase will require SMC to make a prepayment of approximately Two Million Dollars ($2,000,000) to cover the first full year of purchases of "Mexican Residues" by SMC (such prepayment is referred to together with the Parent Note Interest Payment as the "Disbursements");

     WHEREAS, the Borrowers and the Guarantors have notified the Agent and the Banks that making the Disbursements will cause the Borrowers to no longer be in conformance with the Liquidity Level covenant set forth in Section 9.3(c) of the Loan Agreement (the "Liquidity Covenant");

     WHEREAS, the Borrowers and the Guarantors have notified the Agent and the Banks that Safeguard and MI have agreed to use the proceeds of the Affiliate Interest Payments to purchase promissory notes issued by M Holdings in an aggregate original principal amount equal to the Affiliate Interest Payments (the "PIK Note Transaction");

     WHEREAS, the Borrowers and the Guarantors have requested that the Agent and the Banks (1) remove the Fixed Charge Coverage Ratio financial covenant set forth in Section 9.3(a) of the Loan Agreement and the Liquidity Covenant, (2) consent to the M Holdings Note Transaction, and (3) consent to the PIK Note Transaction;

     WHEREAS, the Agent and the Banks are willing to (1) remove the Fixed Charge Coverage Ratio financial covenant set forth in Section 9.3(a) of the Loan Agreement and the Liquidity Covenant, (2) consent to the M Holdings Note Transaction, and (3) consent to the PIK Note Transaction only if the terms of the Loan Agreement are contemporaneously amended as hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual agreements contained in the Loan Agreement and herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     'SS'1. Defined Terms. Capitalized terms used herein without definition that are defined in the Loan Agreement shall have the same meanings herein as in the Loan Agreement.

     'SS'2. PIK Note Transaction and M Holdings Note Transaction. Subject to the effectiveness of this Amendment, the Banks and the Agent hereby consent to the PIK Note Transaction and the M Holdings Note Transaction.

     'SS'3. Amendment to Loan Agreement. Subject to the terms and conditions set forth herein and the effectiveness of this Amendment, the Loan Agreement is hereby amended as follows:

     'SS'3.1 Amendments to 'SS'1 of the Loan Agreement.

          (a) Section 1.1 of the Loan Agreement is hereby amended by deleting the following defined terms in their entirety:

              Borrowing Base Availability
              Daily Cash Balance
              Liquidity Level

          (b) Section 1.1 of the Loan Agreement is hereby further amended by restating the definition of Applicable Margin in its entirety as follows:

     "Applicable Margin: For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Fixed Charge Coverage Ratio, as determined for the Reference Period ending on the fiscal quarter ended immediately preceding the applicable Rate Adjustment Period.

                                                 Base    Letter
                                   Eurodollar    Rate      of
          Fixed Charge Coverage     Rate Loan    Loan    Credit   Commitment Fee
Level             Ratio              Margin     Margin   Margin     Percentage
-----   ------------------------   ----------   ------   ------   --------------
 I      Less than or equal  to        3.50%      1.00%    3.50%       .500%
        1.10:1.00

II      Greater than 1.10:1.00        2.25%      0.50%    2.50%       .375%
        but less than or equal
        to 1.25:1.00

III     Greater than 1.25:1.00        2.00%      0.00%    2.25%       .250%

     Notwithstanding the foregoing, if the Borrowers fail to deliver any certificate when required by 'SS'9.1(a)(iv) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the day immediately following the date on which such certificate is delivered, the Applicable Margin shall be the Applicable Margin set forth above in Level I."

          (c) Section 1.1 of the Loan Agreement is hereby further amended by restating the definition of Borrowing Base in its entirety as follows:

          "Borrowing Base: At the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report, which is equal to

          (a) the sum of

               (i) 75% of Eligible Accounts at such time with respect to account debtors with their chief executive office or a branch office located within the United States of American and invoiced to and payable from such office; plus

               (ii) 45% of the net book value (valued on an average cost basis at the lower of cost or market (except as provided below in this definition) by the Borrowers in a manner consistent with their past practices) of Eligible Consignment Accounts at such time; plus

               (iii) 45% of the net book value (valued on an average cost basis at the lower of cost or market (except as provided below in this definition) by the Borrowers in a manner consistent with their past practices) of Eligible Inventory located within the United States of America at such time; plus

               (iv) the lesser of (A) 75% of Eligible Accounts at such time with respect to account debtors of SMC with their chief executive office or a branch office located within Canada and invoiced to and payable from such office and 45% of the net book value (valued on an average cost basis at the lower of cost or market (except as provided below in this definition) by SMC in a manner consistent with their past practices) of Eligible Inventory located within Canada at such time and (B) $3,500,000; plus

               (v) the Special Cash Collateral Account Balance at such time;
               plus

          (b) solely until the period ending March 31, 2004, an amount equal to the least of

               (i) the Canadian Borrowing Base at such time, and

               (ii) $3,500,000 minus the amount determined at such time under clause (a)(iv) of this definition; plus

          (c) 45% of the maximum aggregate amount that the beneficiaries may draw under outstanding documentary Letters of Credit issued in connection with the purchase of inventory by the Borrowers solely to the extent that such inventory being purchased, immediately upon any drawing of any such documentary Letter of Credit, would constitute Eligible Inventory located within the United States of America; minus

          (d) the sum of

               (i) the amount of any Warehousemen Lien Reserve with respect to inventory of the Borrowers at such time; plus

               (ii) (1) from January 14, 2004 through the date of the consummation of the MESA Sale, $1,000,000, and (2) from and after the date of the consummation of the MESA Sale, $4,000,000.

     Notwithstanding that the Eligible Consignment Accounts and Eligible Inventory of the Borrowers shall be reported at the lower of cost or market as provided above, the Agent and the Banks hereby acknowledge that the Borrowers review their inventory for market adjustment on a quarterly basis only. The Borrowers hereby agree to adjust their inventory to the lower of cost or market on a more current basis in the event of any material decrease in the market price for any such inventory which would cause the amount of Eligible Consignment Accounts and/or Eligible Inventory to be materially misstated if not so currently adjusted, and at any time during which the amount of unused availability that the Borrowers may use to request Loans or Letters of Credit hereunder shall be less than $5,000,000 in the aggregate, the Agent may, in its discretion, require the Borrowers to adjust their inventory to the lower of cost or market on a monthly basis.

          The Borrowing Base shall be determined monthly (or at such other interval as may be specified pursuant to 'SS'9.1(a)(v)) by the Agent by reference to the Borrowing Base Report. The components of the Borrowing Base and the Canadian Borrowing Base, the advance rates provided for therein, and the definitions contained in this Agreement governing eligibility criteria for such components of the Borrowing Base and the Canadian Borrowing Base may hereafter be adjusted or revised by the Agent in its reasonable judgment on the basis of any then recently completed commercial finance examination or appraisal or other information then recently delivered by the Borrowers to the Agent and the Banks."

          (d) Section 1.1 of the Loan Agreement is hereby further amended by restating the definition of Canadian Borrowing Base in its entirety as follows:

     "Canadian Borrowing Base: At the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report delivered to the Banks and the Agent pursuant to 'SS'9.1(a)(v), which is equal to the lesser of

     (a) $3,500,000, and

     (b) 75%, of Eligible Canadian Accounts at such time.

     For purposes of determining the Canadian Borrowing Base, in order to convert the value of Eligible Canadian Accounts and Eligible Canadian Inventory from a given amount of Canadian currency into Dollars, such conversion shall be made at the Agent's spot rate of exchange for buying Dollars with such amount of Canadian currency prevailing at the Agent's close of business as of the first Business Day of the month during which the date of determination occurs or as of such other date as the Agent may from time to time reasonably require."

          (e) Section 1.1 of the Loan Agreement is hereby further amended by adding the following new definitions in alphabetical order:

          M Holdings Note: The Promissory Note, dated as of Jauary 14, 2004 (bearing interest at Fleet National Bank's Prime Rate plus 1% and due on demand), issued by M Holdings to MI in the original principal amount of One Million Four Hundred Ninety-Three Thousand Nine Hundred Eighty-One Dollars and 25/100 Cents ($1,493,981.25) pursuant to the M Holdings Note Documents.

          M Holdings Note Documents: The M Holdings Note and each of the other documents, instruments and agreements executed and delivered in connection therewith.

          Mesa Sale: The sale of all of the equity interests in Metallurg South Africa (Pty.) Limited by MEL to Corvest2 (PTY) Limited.

          PIK Note Documents: The PIK Notes, the PIK Note Subscription Agreements and each of the other documents, instruments and agreements executed and delivered in connection therewith.

          PIK Note Subscription Agreements: Collectively, (i) the Subscription Agreement, dated as of January 15, 2004, between MI and M Holdings, and
     (ii) the Subscription Agreement, dated as of January 15, 2004, between an entity controlled by Safeguard International Fund LP and M Holdings.

          PIK Notes: Collectively, (i) the Promissory Note, issued on January 15, 2004 (bearing interest at 12.75% per annum and due on July 15, 2008) by M Holdings to MI in the original principal amount of Five Million One Hundred Forty-Two Thousand Three Hundred Ninety-Three Thousand Dollars and 00/100 Cents ($5,142,393.00) pursuant to the PIK Note Documents, and (ii) the Promissory Note, issued on January 15, 2004 (bearing interest at 12.75% per annum and due on July 15, 2008) by M Holdings to an entity controlled by Safeguard International Fund LP in the original principal amount of One Million Seventy-Seven Thousand Three Hundred Seventy-Five Dollars and 00/100 Cents ($1,077,375.00) pursuant to the PIK Note Documents.

     'SS'3.2 Amendments to 'SS'9 of the Loan Agreement.

          (a) Section 9.1 of the Loan Agreement is hereby amended by deleting 'SS'9.1(a)(v) thereof in its entirety and substituting the following new 'SS'9.1(a)(v):

          "(v) (i) within fifteen (15) days following the end of each calendar month (or at such other interval as the Agent may from time to time specify), a Borrowing Base Report updating all components of the Borrowing Base (other than SMC's inventory, with respect to which the month-end information for the calendar month next previous to the month most recently ended shall be used, but which information shall be updated within twenty (20) days following the end of each calendar month to reflect SMC's inventory as of the end of such calendar month most recently ended prior thereto) and the Canadian Borrowing Base and recalculating the Borrowing Base and the Canadian Borrowing Base on the basis thereof, together with a statement of the Canadian Intercompany Outstandings and a comprehensive receivables aging for the Borrowers and MCL and inventory designations of the Borrowers and MCL as of the end of such month as the Agent or any Bank may have reasonably requested, and together with such other supporting schedules and documentation as set forth on Exhibit A hereto or as the Agent or any Bank may have reasonably requested, and (ii) no later than Wednesday of the following week, a weekly Borrowing Base Report for the calendar week then ended, which updates the Eligible Accounts and Eligible Canadian Accounts components of the Borrowing Base and recalculates the Borrowing Base on the basis thereof;"

          (b) Section 9.2 of the Loan Agreement is hereby amended by deleting 'SS'9.2(d)(xvii) thereof in its entirety and substituting the following new 'SS'9.2(d)(xvii):

          "(xvii) so long as no Default or Event of Default shall have occurred and be continuing, and none would result therefrom, investments in an amount not to exceed (A) $20,000,000 in the aggregate, which consist of outstanding Parent Notes purchased by MI on or before March 30, 2001, (B) $2,005,000 in the aggregate, which consist of outstanding Parent Notes purchased by MHC (to be held by MI) from Sudamin Recycling GmbH & Co. KG on or before December 31, 2002 (the payment for which shall be in kind, in the form of ownership interests in one or more of the following: Metallurg International Resources, GmbH; Ferrolegeringar Aktiengesellschaft; or Aktienbolaget Ferrolegeringar), (C) Five Million One Hundred Forty-Two Thousand Three Hundred Ninety-Three Thousand Dollars and 00/100 Cents ($5,142,393.00) in the aggregate, which consist of outstanding PIK Notes purchased by MI from M Holdings on or about January 15, 2004, and (D) $1,493,981.25 in the aggregate which consists of the outstanding M Holdings Note purchased by MI from M Holdings on or about January 14, 2004; provided that in each case, such repurchases of Parent Notes may only be made at a price per Parent Note not to exceed an average for all such repurchases of (x) in the case of clause (A) above, $300 per $1,000 face value of such Parent Notes at maturity, and (y) in the case of clause (B) above, $436 per $1,000 face value of such Parent Notes at maturity, and that the Parent Notes, the PIK Notes and the M Holdings Note so repurchased shall be immediately delivered to the Agent or, at the direction of the Agent, to a securities intermediary with which the Agent has entered into a control agreement with the securities intermediary and MHC satisfactory to the Agent in form and substance, to be held as Collateral pursuant to the Security Agreement, and"

          (c) Section 9.2 of the Loan Agreement is hereby further amended by deleting 'SS'9.2(e)(i) thereof in its entirety and substituting the following new 'SS'9.2(e)(i):

          "(i) so long as no Default or Event of Default shall have occurred and be continuing, and none would result therefrom, Distributions to M Holdings: (A) to the extent that the same is deemed a

Distribution to M Holdings, the investment by MI in the PIK Notes and the M Holdings Note permitted pursuant to Section 9.2(d)(xvii), and (B) in each fiscal year up to an aggregate amount equal to the amount of regularly scheduled cash interest payments that M Holdings is required to pay on the PIK Notes and the M Holdings Note in such fiscal year, solely for the purpose of making such interest payments, provided, however, the amount shall not include any payments to fund any increases in the rate of interest under the PIK Notes or the M Holdings Note from that in effect on the original date of issue of each of the PIK Notes and the M Holdings Note (other than increases in the rate of interest under the M Holdings Note resulting from changes in the "prime rate" announced by Fleet National Bank (or its successor) from time to time), provided, further that such Distributions shall not be made until a date which is not more than fifteen (15) days prior to the date such interest payments are due and payable by M Holdings,"

          (d) Section 9.3 of the Loan Agreement is hereby amended by deleting 'SS'9.3(a) thereof in its entirety and substituting the following new 'SS'9.3(a):

          "(a) [intentionally deleted]."

          (e) Section 9.3 of the Loan Agreement is hereby further amended by deleting 'SS'9.3(c) thereof in its entirety and substituting the following new 'SS'9.3(c):

          "(c) [intentionally deleted]."

     'SS'3.3 Amendments to 'SS'10 of the Loan Agreement. Section 10 of the Loan Agreement is hereby amended by adding the word "or" at the end of 'SS'10(m) thereof, and inserting immediately following such subsection the following new subsection (n):

          "(n) MI fails to deposit, or cause to be deposited, not less than Three Million Dollars ($3,000,000) from the proceeds of the Mesa Sale into the Special Cash Collateral Account promptly following consummation of the Mesa Sale;"

     'SS'3.4 Amendments to Schedules and Exhibits of the Loan Agreement.

          (a) The Loan Agreement is hereby amended by deleting Exhibit A, Form of Borrowing Base Report, in its entirety and replacing it with Exhibit A, attached to this Amendment.

          (b) The Loan Agreement is hereby amended by deleting Exhibit G, Form of Compliance Certificate, in its entirety and replacing it with Exhibit G, attached to this Amendment.

     'SS'4. Ratifications, Etc.

          (a) Except as expressly amended hereby, the Loan Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Loan Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. All references in the Loan Agreement or any related documents, instruments and agreements related thereto, including, but not limited to the Loan Documents, shall hereafter refer to the Loan Agreement as amended hereby.

          (b) Each of the Borrowers hereby affirms its absolute and unconditional promise to perform and pay, to the Banks and the Agent, all Obligations under the Loan Agreement (as amended hereby) and the other Loan Documents at the times and in the amounts provided for therein.

          (c) Each of the Guarantors hereby acknowledges that it has read and is aware of the provisions of this Amendment. Each of the Guarantors hereby affirms and reaffirms its absolute and unconditional guaranty of the Borrowers' payment and performance of the Obligations under the Loan Agreement (as amended hereby) and the other Loan Documents.

     'SS'5. Representations, Warranties and Covenants; No Default; Authorization. Each of the Borrowers and Guarantors hereby represents, warrants and covenants to the Agent and the Banks as follows:

          (a) Each of the representations and warranties of such Borrower or Guarantor contained in the Loan Agreement was true as of the date as of which it was made and is true as and at the date of this Amendment, and no Default or Event of Default has occurred and is continuing as of the date of this Amendment;

          (b) This Amendment has been duly authorized, executed and delivered by each of the Borrowers and Guarantors and is in full force and effect; and

          (c) Upon the execution and delivery of this Amendment by the respective parties hereto, this Amendment shall constitute the legal, valid and binding obligation of the Borrowers and the Guarantors, enforceable in accordance with its terms, except that the enforceability thereof may be subject to any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally.

     'SS'6. Conditions to Effectiveness. The effectiveness of this Amendment, including the amendments and consent contained herein, shall be subject to the satisfaction of the following conditions precedent on or before January 29, 2004:

          (a) This Amendment shall have been duly executed and delivered by the Borrowers, the Guarantors and the requisite Banks and shall be in full force and effect;

          (b) That certain Pledge of Account, dated as of October 4, 2003, between MI and the Agent, pursuant to which MI pledged the Special Cash Collateral Account to the Agent for the benefit of the Banks shall have been amended to be in the form of Exhibit C attached to this Amendment;

          (c) MI shall have transferred Four Million Dollars ($4,000,000) from its Operating Account to the Special Cash Collateral Account;

          (d) The Borrowers shall have paid to the Agent, (i) for the accounts of each of the Banks that have entered into this Amendment by 11:00 a.m. (Boston time) on January 29, 2004, an amendment fee in the aggregate amount of Fifty Thousand Dollars ($50,000), which amount shall be divided amongst such signing Banks pro rata in accordance with each such Bank's Commitment Percentage as a percentage of the total Commitment Percentages of all Banks entering this Amendment), and (ii) for its own account, all other fees and expenses that are due and payable as of the date hereof; and

          (e) The Agent shall have received such evidence of corporate authority and officers' certificates stating that there have been no changes (or certifying to such changes) in the bylaws or charter documents of each of the Borrowers and the Guarantors, and shall have received a certificate of incumbency with respect to each such Person. The Borrowers and the Guarantors shall have obtained all consents and approvals of the boards of directors, shareholders, governmental entities and other applicable third parties necessary in connection with the transactions contemplated herein and shall have delivered copies of the same to the Agent.

     'SS'7. Release. In order to induce the Agent and the Banks to enter into this Amendment, each Borrower acknowledges and agrees that: (i) no Borrower has any claim or cause of action against the Agent or any Bank (or any of its respective directors, officers, employees or agents); (ii) no Borrower has any offset right, counterclaim or defense of any kind against any of their respective obligations, indebtedness or liabilities to the Agent or any Bank; and (iii) each of the Agent and the Banks has heretofore properly performed and satisfied in a timely manner all of its obligations to each Borrower. The Borrowers wish to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Agent's and the Banks' rights, interests, contracts, collateral security or remedies. Therefore, each Borrower unconditionally releases, waives and forever discharges (A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Agent or any Bank to any Borrower, except the obligations to be performed by the Agent or any Bank on or after the date hereof as expressly stated in this Amendment, the Loan Agreement (as amended hereby), and the other Loan Documents, and (B) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which any Borrower might otherwise have against the Agent, any Bank or any of its directors, officers, employees or agents, in either case (A) or (B), on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind existing as of the date hereof, or occurring prior to the date hereof.

     'SS'8. No Implied Waiver. Except as expressly provided herein, nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligations of any of the Borrowers or Guarantors or any right of the Agent or any Bank consequent thereon.

     'SS'9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

     'SS'10. Governing Law. THIS AMENDMENT SHALL FOR ALL PURPOSES BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICTS OF LAW).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as a sealed instrument as of the date first above written.

                                     METALLURG, INC.


                                     By:
                                         ---------------------------------------
                                     Name: Barry C. Nuss
                                     Title: Vice President, Finance & CFO


                                     SHIELDALLOY METALLURGICAL CORPORATION


                                     By:
                                         ---------------------------------------
                                     Name: Barry C. Nuss
                                     Title: Vice President, Finance & CFO


                                     METALLURG INTERNATIONAL RESOURCES, LLC


                                     By:
                                         ---------------------------------------
                                     Name: Barry C. Nuss
                                     Title: Vice President, Finance & CFO


                                     METALLURG SERVICES, INC.


                                     By:
                                         ---------------------------------------
                                     Name: Barry C. Nuss
                                     Title: Vice President, Finance & CFO


                                     MIR (CHINA), INC.


                                     By:
                                         ---------------------------------------
                                     Name: Barry C. Nuss
                                     Title: Vice President, Finance & CFO


                                     METALLURG HOLDINGS CORPORATION


                                     By:
                                         ---------------------------------------
                                     Name: Barry C. Nuss
                                     Title: Vice President, Finance & CFO

                                     METALLURG (CANADA) LTEE./METALLURG
                                     (CANADA) LTD.


                                     By:
                                         ---------------------------------------
                                     Name: Barry C. Nuss
                                     Title: Treasurer and Director


                                     FLEET NATIONAL BANK
                                     (formerly known as BANKBOSTON, N.A.),
                                     individually and as Agent


                                     By:
                                         ---------------------------------------
                                     Name: Mark B. Schafer
                                     Title: Vice President


                                     BANK OF SCOTLAND


                                     By:
                                         ---------------------------------------
                                     Name: Joseph Fratus
                                     Title: First Vice President


                                     PNC BANK, N.A.
                                     (formerly known as National Bank of Canada)


                                     By:
                                         ---------------------------------------
                                     Name: Susanna Siskind
                                     Title: Bank Officer